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                                                                     Exhibit 3.3

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
Dean Heller                                            STATE OF NEVADA                                  Telephone
Secretary of State                               OFFICE OF SECRETARY OF STATE                           702.687.5203
                                                   101 N. CARSON ST., STE. 3                            Fax 702.687.3471
                                                CARSON CITY, NEVADA 89701-4786                          Web site
                                                                                                        http//sos.state.nv.ms
                                                                                                        Filing Fee:
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             Certificate of Amendment to Articles of Incorporation

                        For Profit Nevada Corporations
         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                            - Remit in Duplicate -

1.  Name of corporation:  eHealth.com, Inc.
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________________________________________________________________________________

2. The articles have been amended as follows (provide article numbers, if available):

            "FIRST.  The name of the corporation is:  INTERNETSTUDIOS.COM, INC."
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________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

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3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of
incorporation have voted in favor of the amendment is:  66.3%    *
                                                       -----------

4.  Signatures:

     /s/ Allen Wilson                                /s/ Mark Rutledge
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President or Vice President                      Secretary or Asst. Secretary
(acknowledgement required)                       (acknowledgement not required)

City of: Vancouver
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Province of: British Columbia
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This instrument was acknowledged before me on
         September 20, 1999              , by
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         Allen Wilson    (Name of Person)
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as   President
   --------------------------------------
as designated to sign this certificate
of  eHealth.com, Inc.
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(name on behalf of whom instrument was executed)

                /s/ Susan Jeffs
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                Notary Public Signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.